As filed with the Securities and Exchange Commission on May 19, 2005

Registration No. 333-124861

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0243729
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6400 Imperial Drive, Waco, TX	76712
(Address of Principal Executive Offices)	(Zip Code)

 FirstCity Financial Corporation 2004 Stock Option and Award Plan
(Full title of the plan)

Richard J. Vander Woude, Esq.
Senior Vice President,
General Counsel and Secretary
FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712
(Name and address of agent for service)

(254) 751-1750
(Telephone number, including area code, of agent for service)

with copies of communications to:
Brian D. Barnard, Esq.
Haynes and Boone, LLP
201 Main Street, Suite 2200
Fort Worth, Texas 76102-3126
(817) 347-6600

Explanatory Note
PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Consent of KPMG LLP

Explanatory Note

     FirstCity Financial Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 12, 2005, solely for the purpose of amending the Consent of KPMG LLP filed as Exhibit 23.1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
No.	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on the 19th day of May 2005.

FIRSTCITY FINANCIAL CORPORATION

By:	/s/ James T. Sartain

James T. Sartain
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of FirstCity Financial Corporation, a Delaware corporation, do hereby constitute and appoint James R. Hawkins and James T. Sartain, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the following capacities on the date indicated.

Signature	Title	Date
/s/ James R. Hawkins James R. Hawkins	Chairman of the Board and Director	May 19, 2005

/s/ James T. Sartain James T. Sartain	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2005

/s/ J. Bryan Baker J. Bryan Baker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2005

/s/ C. Ivan Wilson C. Ivan Wilson	Vice Chairman of the Board and Director	May 19, 2005

/s/ Richard E. Bean Richard E. Bean	Director	May 19, 2005

/s/ Robert E. Garrison Robert E. Garrison	Director	May 19, 2005

/s/ Dane Fulmer Dane Fulmer	Director	May 19, 2005

/s/ Jeffery D. Leu Jeffery D. Leu	Director	May 19, 2005

EXHIBIT INDEX

Exhibit
No.	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.